Exhibit 4.2

EXECUTION VERSION

AMENDMENT AGREEMENT

AMENDMENT AGREEMENT, dated as of April 22, 2014 (this “Amendment”), relating to that certain Third Amended and Restated Credit Agreement, dated as of February 28, 2013 (as amended from time to time prior to the Fourth A&R Effective Date, the “Existing Credit Agreement”), among NIELSEN FINANCE LLC, a Delaware limited liability company (together with its successors and assigns, “Nielsen”), TNC (US) HOLDINGS INC., a New York corporation (together with its successors and assigns, “TNC” and, together with Nielsen, the “U.S. Borrowers”), NIELSEN HOLDING AND FINANCE B.V., a private company organized under the laws of The Netherlands, having its corporate seat in Diemen, The Netherlands (together with its successors and assigns, the “Dutch Borrower” and, together with the U.S. Borrowers, the “Borrowers”), the Guarantors party thereto from time to time, CITIBANK, N.A., as Administrative Agent, a Swing Line Lender and an L/C Issuer, and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”).

The Existing Credit Agreement as amended hereby is referred to as the “Amended Credit Agreement”. J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Morgan Stanley Senior Funding Inc., Goldman Sachs Bank USA and HSBC Securities (USA) Inc., are referred to as the “Amendment Arrangers”.

PRELIMINARY STATEMENTS

(1) WHEREAS, Nielsen desires to amend the Existing Credit Agreement (such term and other terms used in these Preliminary Statements and not otherwise defined having the meaning set forth in Section 1 below) to extend the maturity of the Revolving Credit Facility, to incur new Term Loans to refinance the Class D Term Loans and the Class E Term Loans and to make certain other changes set forth herein.

(2) WHEREAS, each Lender who executes and delivers this Amendment has agreed to amend the Loan Documents to reflect the terms set forth herein, subject to the conditions set forth herein.

(3) WHEREAS, upon the effectiveness of this Amendment, each Lender that shall have executed and delivered a signature page to this Amendment (a “Consent”) under the “Cashless Settlement Option” (each, a “Cashless Option Lender”) shall be deemed to have exchanged all (or such lesser amount as J.P. Morgan Securities LLC may allocate) of its Class D Term Loans, Class E Dollar Term Loans or Class E Euro Term Loans, as applicable, under the Existing Credit Agreement (which existing Class D Term Loans or Class E Term Loans shall thereafter no longer be deemed to be outstanding) for Class A Term Loans, Class B Dollar Term Loans or Class B Euro Term Loans, as applicable, under the Amended Credit Agreement, (or as indicated on such Cashless Option Lender’s signature page, shall be deemed to have amended and extended its Class D Term Loans, Class E Dollar Term Loans or Class E Euro Term Loans, as applicable, under the Existing Credit Agreement and such Loans shall be redesignated as Class A Term Loans, Class B Dollar Term Loans or Class B Euro Term Loans, as applicable, under the Amended Credit Agreement) in the same aggregate principal amount as such Lender’s Class D Term Loans, Class E Dollar Term Loans or Class E Euro Term Loans, as applicable, under the Existing Credit Agreement (or such lesser amount as J.P. Morgan Securities LLC may allocate), and such Lender shall thereafter be a Lender under the Amended Credit Agreement;

(4) WHEREAS, upon the effectiveness of this Amendment, each Class D Term Lender, Class E Dollar Term Lender and Class E Euro Term Lender that shall have executed and delivered a Consent under the “Post-Closing Settlement Option” (each, a “Post-Closing Settlement Lender”) and each Class D Term Lender or Class E Term Lender that shall not have executed a Consent hereto shall be repaid in cash in full (including accrued interest and fees);

(5) WHEREAS, upon the effectiveness of this Amendment, each Class A Term Lender, Class B Term Lender and each Revolving Credit Lender signatory hereto (which shall be all such Lenders) consents to being such a Lender under the Amended Credit Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Existing Credit Agreement or the Amended Credit Agreement has the meaning assigned to such term in the Existing Credit Agreement unless such term is only defined in the Amended Credit Agreement in which case it shall have such meaning (unless otherwise indicated herein). Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in any Loan Document, and each reference in any Loan Document to any other Loan Document or “thereunder”, “thereof” or other similar reference to such other Loan Document, shall, on and after the Fourth A&R Effective Date (as defined in Section 4 of this Amendment), refer to such Loan Document or other Loan Document as amended hereby.

Section 2. Amendments. With effect from the Fourth A&R Effective Date, the Existing Credit Agreement (excluding the Schedules and Exhibits not expressly attached to the Amended Credit Agreement) is hereby amended and restated to read in its entirety as set forth on Exhibit A hereto. The Lenders further consent to the entry by the Administrative Agent or the Collateral Agent, as applicable, into the amendment of any Collateral Document (including, without limitation, any Dutch law deed of pledge of registered shares or intercompany receivables pledge entered into on the Closing Date or subsequent thereto) deemed necessary or advisable by the Administrative Agent or the Collateral Agent, as applicable, in connection with the Amended Credit Agreement in order to (i) secure Obligations or other indebtedness by the Collateral in each case as defined in and as permitted by the Amended Credit Agreement including by amending the definitions of Obligations, Secured Hedge Agreement and Treasury Services Agreement if needed to conform to the Amended Credit Agreement, (ii) permit accounts used in cash pooling arrangements to be excluded from Collateral or (iii) otherwise conform provisions of the Collateral Documents to be consistent with the terms of the Amended Credit Agreement. The Lenders hereby consent to waive any payments due under Section 3.05 of the Existing Credit Agreement in connection with any prepayments hereunder. The Lenders also hereby consent to all Class A Term Loans and Class B Term Loans under the Amended Credit Agreement having the same Interest Period end date as the Term Loans under the Existing Credit Agreement that they are refinancing.

Section 3. Representations. Each Loan Party, represents and warrants that (i) the representations and warranties set forth in Article V of the Existing Credit Agreement and each other Loan Document are true and correct in all material respects on and as of the Fourth A&R Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date and (ii) no Default or Event of Default exists (x) on the Fourth A&R Effective Date under the Existing Credit Agreement prior to giving effect to this Amendment and the transactions to occur on the Fourth A&R Effective Date contemplated thereby and (y) on the Fourth A&R Effective Date under the Amended Credit Agreement after giving effect to this Amendment and the transactions to occur on the Fourth A&R Effective Date contemplated thereby.

Section 4. Conditions to Effectiveness. The amendments set forth in Section 2 shall become effective on the date (the “Fourth A&R Effective Date”) when, and only when, each of the following conditions shall have been satisfied:

(a) Execution of Counterparts. The Administrative Agent shall have received from each of the Borrowers, each other Loan Party and each Lender under the Amended Credit Agreement including all Cashless Option Lenders, a counterpart of this Amendment signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof.

(b) Representations. The representations and warranties set forth in Section 3 shall be true and correct as of the Fourth A&R Effective Date.

(c) Opinions. The Administrative Agent shall have received a customary legal opinion of Simpson Thacher & Bartlett LLP, New York counsel to the Loan Parties and Clifford Chance LLP, Dutch counsel to the Loan Parties, each dated as of the Fourth A&R Effective Date and reasonably satisfactory to the Amendment Arrangers.

(d) Solvency Certificate. The Administrative Agent shall have received a certificate attesting to the Solvency of the Loan Parties (on a consolidated basis) on the Fourth A&R Effective Date after giving effect to this Amendment, from the Chief Financial Officer, Treasurer or other senior financial officer of Nielsen.

(e) No Default. No Default shall have occurred and be continuing under the Existing Credit Agreement and the Administrative Agent shall have received an officer’s certificate to such effect.

(f) Repayment of Loans and Interest. The Class D Term Loans and Class E Term Loans shall be prepaid and all accrued interest related to such loans shall be paid.

(g) Certificates. The Administrative Agent shall have received customary secretary’s certificates related to organizational documents, resolutions and officer incumbency, as well as good standing certificates (or similar document to the extent relevant in the applicable jurisdiction of organization), with respect to each Loan Party. The Administrative Agent shall have received a Perfection Certificate Supplement, dated on or prior to the Fourth A&R Effective Date (it being understood that any such document delivered to the Administrative Agent during March 2014 shall satisfy this requirement) and any lien searches under jurisdictions within the United States deemed advisable by the Administrative Agent based upon such Perfection Certificate Supplement.

(h) USA Patriot Act. The Administrative Agent and the Lenders shall have received all documentation and other information about the Loan Parties required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA Patriot Act.

(i) Expenses. The Amendment Arrangers shall have received all fees and all reasonable and documented out-of-pocket expenses (including reasonable expenses of counsel) to the extent invoiced, in each case, due and payable by Nielsen on or prior to the Fourth A&R Effective Date.

Section 5. Certain Consequences Of Effectiveness.

(a) On and after the Fourth A&R Effective Date, the rights and obligations of the parties to the Existing Credit Agreement and each other Loan Document (as defined in the Existing Credit Agreement, the “Existing Loan Documents”) shall be governed by the Amended Credit Agreement and each Existing Loan Document as amended hereby; provided that the rights and obligations of the parties to the Existing Credit Agreement and the other Existing Loan Documents with respect to the period prior to the Fourth A&R Effective Date shall continue to be governed by the provision of the Existing Credit Agreement and Existing Loan Documents prior to giving effect to this Amendment and the amendments contemplated hereby. Without limiting the foregoing, (i) each Loan Party hereby confirms in favor of the Secured Parties that on and as from the Fourth A&R Effective Date its liabilities and obligations under the Amended Credit Agreement form part of (but do not limit) the “Indebtedness,” “Secured Obligations,” “Secured Liabilities” and “Liabilities” (as the case may be) as defined in the Collateral Documents to which that Loan Party is a party (or any equivalent definition thereof), (ii) the Collateral Documents and all of the Collateral does and shall continue to secure the payment of all Obligations on the terms and conditions set forth in the Collateral Documents as amended hereby and (iii) each Guarantor hereby confirms and ratifies its obligations as Guarantor under the relevant Guaranty with respect to all of the Guaranteed Obligations thereunder under and as defined in the Amended Credit Agreement and all other Loan Documents as amended pursuant to this Amendment, all on the terms set forth in such Guaranty.

Section 6. Severability. If any provision of this Amendment or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7. Governing Law. This Amendment shall be governed by and construed in accordance with the law of the State of New York. ANY LEGAL ACTION OR PROCEEDING ARISING HEREUNDER OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AMENDMENT, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS Amendment, EACH LOAN PARTY, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH LOAN PARTY, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AMENDMENT OR OTHER TRANSACTION RELATED HERETO. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN TELECOPIER) IN SECTION 10.02 of the Amended Credit Agreement. NOTHING IN THIS Amendment WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 8. WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS Amendment and each lender HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AMENDMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AMENDMENT, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY AND EACH LENDER HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS Amendment MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 8 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 9. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery by facsimile or email of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

NIELSEN FINANCE LLC

By:

Name:
Title:

Nielsen HOLDING AND FINANCE B.V.

By:

Name:
Title:

TNC (US) HOLDINGS, INC.

By:

Name:
Title:

[GUARANTORS]

By:

Name:
Title:

CITIBANK, N.A., as Administrative Agent and Collateral Agent

By:

Name:
Title:

[NEW LENDERS]

By:

Name:
Title:

CONSENT

CONSENT (this “Consent”) to the Amendment (“Amendment”) to the Third Amended and Restated Credit Agreement, dated as of February 28, 2013 (as amended prior to the Fourth A&R Effective Date, the “Existing Credit Agreement”; and as amended and restated pursuant to the Amendment, the “Amended Credit Agreement”), among Nielsen Finance LLC, TNC (US) HOLDINGS INC., Nielsen Holding and Finance B.V., the Guarantors party thereto from time to time, Citibank, N.A., as Administrative Agent, a Swing Line Lender and an L/C Issuer, and each Lender from time to time party thereto. Capitalized terms used in this Consent but not defined in this Consent have the meanings assigned to such terms in the Amendment.

The undersigned Lender (whether signing as a Term Lender or a Revolving Credit Lender) hereby irrevocably and unconditionally approves the Amendment and consents (including with respect to any Class D Term Loans, Class E Loans and Revolving Credit Commitments held by such Lender) to the Amendment and as follows:

Existing Term Loan Lenders
Cashless Settlement Option
☐

to convert 100% of the outstanding principal amount of the following Classes of Term Loans under the Credit Agreement held by such Lender (or such lesser amount allocated to such Lender by J.P. Morgan Securities LLC) into Class A Term Loans or Class B Term Loans, as applicable, under the Amended Credit Agreement in the same principal amount (check all applicable boxes to the right).

In the event a lesser amount is allocated the difference between the current amount and the allocated amount will be prepaid on the Fourth A&R Effective Date.

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☐   Class D Term Loans; convert 100% into Class A Term Loans

☐   Class D Term Loans; convert 100% into Class B-1 Term Loans

☐   Class D Term Loans; convert 100% into Class B-2 Dollar Term Loans

☐   Class E Dollar Term Loans; convert 100% into Class B-2 Dollar Term Loans

☐   Class E Dollar Term Loans; convert 100% into Class B-1 Term Loans

☐   Class E Euro Term Loans (i.e., convert 100% into Class B-2 Euro Term Loans)

Post-Closing Settlement Option
☐

to have 100% of the outstanding principal amount of the following Classes of Term Loans under the Credit Agreement held by such Lender prepaid on the Fourth A&R Effective Date and purchase by assignment the same principal amount of Class A Term Loans or Class B Term Loans, as applicable, under the Amended Credit Agreement (or such lesser amount allocated to such Lender by J.P. Morgan Securities LLC) (check all applicable boxes to the right).

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☐   Class D Term Loans; be prepaid and purchase Class A Term Loans by assignment

☐   Class D Term Loans; be prepaid and purchase Class B-1 Term Loans by assignment

☐   Class D Term Loans; be prepaid and purchase Class B-2 Dollar Term Loans by assignment

☐   Class E Dollar Term Loans; be prepaid and purchase Class B-2 Dollar Term Loans by assignment

☐   Class E Dollar Term Loans; be prepaid and purchase Class B-1 Term Loans by assignment

☐   Class E Euro Term Loans (i.e., be prepaid and purchase Class B-2 Euro Term Loans by assignment)

Revolving Credit Lenders
Amendment Only Consent Option ☐ to consent to the Amendment

IN WITNESS WHEREOF, the undersigned has caused this Consent to be executed and delivered by a duly authorized officer as of the date first written above.

,
as a Lender (type name of the legal entity)

By:
Name:
Title:

If a second signature is necessary:

By:
Name:
Title: